Exhibit 99.2

CSX QUARTERLY FINANCIAL REPORT

FIRST QUARTER 2012

CSX Announces Record First Quarter Results

Year-Over-Year Highlights:

•	Operating income improves 11 percent to $856 million

•	Operating ratio improves 140 basis points to 71.1 percent

•	Earnings per share increases 23 percent to $0.43 per share

JACKSONVILLE, Fla. - April 17, 2012 - CSX Corporation (NYSE: CSX) today announced first quarter net earnings of $449 million, or $0.43 per share, versus $395 million, or $0.35 per share, in the same period last year. This represents a 23 percent year-over-year improvement in earnings per share.

“CSX is off to a fast start in a year that will be dynamic and challenging,” said Michael J. Ward, chairman, president and chief executive officer. “A significant majority of our transportation markets are performing very well and our operations are delivering excellent results.”

Revenue in the quarter improved 6 percent from the prior year to nearly $3 billion, driven by increased volume, pricing gains and fuel recovery. Overall volume was up 1 percent in the quarter when compared to the same period last year. Increased shipments in merchandise and intermodal more than offset declines in the company's coal business.

The higher revenue coupled with the company's focus on service, productivity and cost control drove an 11 percent increase in operating income to a first quarter record $856 million and a record first quarter operating ratio of 71.1 percent, a 140 basis point improvement year-over-year.

“Although utility coal-related headwinds are likely to be stronger in the second quarter, CSX remains on track to achieve year-over-year earnings growth in 2012,” said Ward.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company's website at http://investors.csx.com and on Form 8-K with the Securities and Exchange Commission.

Table of Contents	The accompanying unaudited	CSX CORPORATION	CONTACTS:
	financial information should be	500 Water Street, C900
Consolidated Financial Statements........p. 3	read in conjunction with the	Jacksonville, FL 32202	INVESTOR RELATIONS
Operating Statistics...............................p. 10	Company’s most recent	http://www.csx.com	David Baggs
Network Map.........................................p. 11	Annual Report on Form 10-K,		(904) 359-4812
	Quarterly Reports on Form		MEDIA
	10-Q, and any Current		Lauren Rueger
	Reports on Form 8-K.		(877) 835-5279

CSX executives will conduct a quarterly earnings conference call with the investment community on April 18, 2012, at 8:30 a.m. Eastern time. Investors, media and the public may listen to the conference call by dialing 1-888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 1-773-756-0199). Participants should dial in 10 minutes prior to the call. In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company's website at http://investors.csx.com. Following the earnings call, an internet replay of the presentation will be archived on the company website.

CSX Corporation, based in Jacksonville, Fla., is one of the nation's leading transportation companies, providing rail, intermodal and rail-to-truck transload services. The company's transportation network spans approximately 21,000 miles, with service to 23 eastern states, the District of Columbia and two Canadian provinces. CSX's network connects more than 240 short line railroads and more than 70 ocean, river, and lake ports. More information about CSX Corporation and its subsidiaries is available at www.csx.com. Like us on Facebook (http://www.facebook.com/OfficialCSX) and follow us on Twitter (http://twitter.com/CSX).

Forward-looking Statements

This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, margins, volumes, rates, cost-savings, expenses, taxes, liquidity, capital expenditures, dividends, share repurchases or other financial items, statements of management's plans, strategies and objectives for future operations, and management's expectations as to future performance and operations and the time by which objectives will be achieved, statements concerning proposed new services, and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “will,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company updates any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements include, among others; (i) the company's success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company's SEC reports, accessible on the SEC's website at www.sec.gov and the company's website at www.csx.com.

CSX Corporation

CONSOLIDATED INCOME STATEMENTS
(Dollars in millions, except per share amounts)

	(Unaudited)
	Quarters Ended
	Mar. 30, 2012	Apr. 1, 2011	$ Change	% Change

Revenue	$2,966	$2,810	$156	6%
Expense
Labor and Fringe	770	765	(5)	(1)
Materials, Supplies and Other	542	530	(12)	(2)
Fuel	444	402	(42)	(10)
Depreciation	257	243	(14)	(6)
Equipment and Other Rents	97	97	—	—
Total Expense	2,110	2,037	(73)	(4)

Operating Income	856	773	83	11

Interest Expense	(144)	(140)	(4)	(3)
Other Income - Net(a)	4	5	(1)	(20)
Earnings Before Income Taxes	716	638	78	12

Income Tax Expense	(267)	(243)	(24)	(10)
Net Earnings	$449	$395	$54	14%

Operating Ratio	71.1%	72.5%

Per Common Share
Net Earnings Per Share, Assuming Dilution	$0.43	$0.35	$0.08	23%

Average Shares Outstanding, Assuming Dilution (millions)	1,049	1,115

Cash Dividends Paid Per Common Share	$0.12	$0.09

See accompanying Notes to Consolidated Financial Statements on page 6.

CSX Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)

	(Unaudited)
	Mar. 30, 2012	Dec. 30, 2011
ASSETS

Cash, Cash Equivalents and Short-term Investments	$766	$1,306
Other Current Assets	1,702	1,629
Properties - Net	25,141	24,974
Investment in Affiliates and Other Companies	1,178	1,171
Other Long-term Assets	399	393
Total Assets	$29,186	$29,473

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Maturities of Long-term Debt	$502	$507
Other Current Liabilities	2,091	2,180
Long-term Debt	8,623	8,734
Deferred Income Taxes	7,799	7,601
Other Long-term Liabilities	1,667	1,983
Total Liabilities	20,682	21,005

Total Shareholders' Equity	8,504	8,468
Total Liabilities and Shareholders' Equity	$29,186	$29,473

See accompanying Notes to Consolidated Financial Statements on page 6.

CSX Corporation

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Dollars in millions)

	(Unaudited)
	Quarters Ended
	Mar. 30, 2012	Apr. 1, 2011
OPERATING ACTIVITIES
Net Earnings	$449	$395
Depreciation	257	243
Deferred Income Taxes	195	137
Contributions to Qualified Pension Plans	(275)	—
Other-Net	(182)	(280)
Net Cash Provided by Operating Activities	444	495

INVESTING ACTIVITIES
Property Additions	(469)	(379)
Purchase of Short-term Investments	(53)	(8)
Proceeds from Sales of Short-term Investments	437	20
Other Investing Activities	8	2
Net Cash Used in Investing Activities	(77)	(365)

FINANCING ACTIVITIES
Long-term Debt Issued	300	—
Long-term Debt Repaid	(413)	(524)
Dividends Paid	(125)	(96)
Shares Repurchased(b)	(300)	(300)
Other Financing Activities - Net	15	32
Net Cash Used in Financing Activities	(523)	(888)

Net Decrease in Cash and Cash Equivalents	(156)	(758)

CASH AND CASH EQUIVALENTS
Cash and Cash Equivalents at Beginning of Period	783	1,292
Cash and Cash Equivalents at End of Period	$627	$534

Certain prior year data has been reclassified to conform to the current presentation.

See accompanying Notes to Consolidated Financial Statements on page 6.

CSX Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

a)	Other Income - Net:

	Quarters Ended
(Dollars in millions)	Mar. 30, 2012	Apr. 1, 2011	$ Change
Interest Income	$2	$1	$1
Income from Real Estate Operations	6	3	3
Miscellaneous Expense	(4)	1	(5)
Total Other Income - Net	$4	$5	$(1)

b)	Shares Repurchased: During the first quarter of 2012 and 2011, CSX repurchased approximately 13.8 million shares and 12.4 million shares, respectively.

CSX Corporation

VOLUME AND REVENUE (Unaudited)
Volume (Thousands of units); Revenue (Dollars in millions); Revenue Per Unit (Dollars)

Quarters Ended March 30, 2012 and April 1, 2011

	Volume			Revenue			Revenue Per Unit
	2012	2011	% Change	2012	2011	% Change	2012	2011	% Change
Agricultural
Agricultural Products	108	109	(1)%	$275	$260	6%	$2,546	$2,385	7%
Phosphates and Fertilizers	80	83	(3)	131	136	(4)	1,638	1,639	(1)
Food and Consumer	25	25	1	67	63	7	2,680	2,520	5
Industrial
Chemicals	117	117	—	415	394	5	3,547	3,368	6
Automotive	105	89	18	281	219	28	2,676	2,461	9
Metals	72	67	8	171	148	15	2,375	2,209	7
Housing and Construction
Emerging Markets	91	95	(4)	154	145	6	1,692	1,526	11
Forest Products	73	69	6	181	161	12	2,479	2,333	7
Total Merchandise	671	654	3	1,675	1,526	10	2,496	2,333	7

Coal	331	385	(14)	832	879	(5)	2,514	2,283	10

Intermodal(a)	600	553	9	389	327	19	648	591	10

Other(a)	—	—	—	70	78	(11)	—	—	—

Total	1,602	1,592	1%	$2,966	$2,810	6%	$1,851	$1,765	5%

(a) 2011 intermodal revenue has been reduced by $5 million from what was previously reported to correct for certain interline business and the corresponding intermodal revenue per unit has been reduced for this as well. This adjustment is presented above in other revenue.

CSX Corporation

VOLUME AND REVENUE

Although utility coal is challenged by low natural gas prices and high stock piles, the Company achieved year-over-year revenue growth in nearly all markets. Additionally, there was an overall increase in volume led by intermodal and merchandise markets. Ongoing emphasis on pricing above rail inflation, along with higher fuel recovery associated with the increase in fuel prices, drove revenue-per-unit increases in substantially all markets.

Merchandise

Agricultural

Agricultural Products - Volume decreased due to reduced shipments of ethanol and export grain. Ethanol shipments declined as a result of reduced gasoline demand and limitations on the maximum amount that can be held at storage facilities due to over-production. Export grain volume decreased due to higher U.S. commodity prices as compared to other countries.

Phosphates and Fertilizers - Fertilizer shipments declined as the expectation of falling commodity prices resulted in delayed purchases. Revenue per unit was down as increased shipments of short-haul phosphates offset core pricing and fuel recovery.

Food and Consumer - Volume increased driven by strength in refrigerated products due to highway-to-rail conversions resulting from tight truck capacity.

Industrial

Chemicals - Overall, volume was flat with strength in plastics resulting from inventory restocking and frac sand (used in the extraction of gas and petroleum) resulting from the increase in natural gas drilling. This strength was offset by weakness in liquefied petroleum gas (used as heating fuel) which decreased due to an unseasonably warm winter.

Automotive - Automotive volume grew as North American automotive production increased to meet pent up demand.

Metals - Volume grew in both scrap shipments and finished steel products resulting from strong demand in the automotive and energy markets for products such as sheet steel, pipe and steel bars.

Housing and Construction

Emerging Markets - Volume declined due to reduced shipments of aggregates (which include crushed stone, sand and gravel) resulting from the completion of several major construction projects and salt which declined from reduced road application due to the mild winter.

Forest Products - Volume improved mostly due to recovering demand for housing and construction. The paper markets also improved with strong shipments of pulpboard for packaging of consumer products as a result of increased consumer spending.

Coal

Shipments of utility coal declined primarily driven by low natural gas prices, an unusually warm winter and utility stockpiles above target levels. This decrease was partially offset by higher export shipments driven by increased shipments of U.S. thermal coal.

Intermodal

Domestic growth was driven by increased customer demand and highway conversions, and international growth was driven by new customers and the associated growth from expanded service offerings. The increase in revenue per unit was attributable to favorable mix, yield improvement and higher fuel recovery due to rising fuel prices.

CSX Corporation

EXPENSE
Expenses in the quarter increased $73 million from last year's first quarter. Significant variances are described below.
Labor and Fringe expense increased $5 million primarily due to the following:

•	Hiring and training expenses were $12 million higher related to increased headcount.

•	Inflation related to higher wages was $8 million.

•	Volume related and various other costs were higher during the quarter.

•	Offsetting these increases, incentive compensation expenses were $24 million lower than 2011.
Materials, Supplies and Other expense increased $12 million primarily due to the following:

•	Inflation-related expenses increased $14 million.

•	Volume-related expenses were $12 million higher due to increased activity related to intermodal and export coal.

•	Offsetting these increases was the recognition of $19 million of the deferred gain from the November 2011 sale of an operating rail corridor to the state of Florida.
Fuel expense increased $42 million primarily due to a 10% increase in average price per gallon for locomotive fuel. (See Fuel Statistics table below)
Depreciation expense increased $14 million due to a larger asset base.

FUEL STATISTICS

	Quarters Ended
	Mar. 30, 2012	Apr. 1, 2011	Change
Estimated Locomotive Fuel Consumption (Millions of gallons)	130.0	127.9	(2.1)
Price per Gallon (Dollars)	$3.15	$2.86	$(0.29)
Total Locomotive Fuel Expense (Dollars in millions)	$409	$366	$(43)
Total Non-Locomotive Fuel Expense (Dollars in millions)	35	36	1
Total Fuel Expense (Dollars in millions)	$444	$402	$(42)

EMPLOYEE COUNTS (Estimated)

	2012	2011	Change
January	32,318	30,261	2,057
February	32,423	30,458	1,965
March	32,437	30,613	1,824

Average	32,393	30,444	1,949

CSX Corporation

OPERATING STATISTICS (Estimated)

	Quarters Ended
	Mar. 30, 2012	Apr. 1, 2011	Improvement (Decline) %
Coal (Millions of Tons)
Domestic
Utility	20.2	28.1	(28)%
Other	2.3	2.5	(8)
Total Domestic	22.5	30.6	(26)
Export	12.5	10.7	17
Coke and Iron Ore	2.0	1.5	33
Total Coal	37.0	42.8	(14)%

Revenue Ton-Miles (Billions)
Merchandise	33.5	32.6	3%
Coal	17.5	19.4	(10)
Intermodal	5.8	5.2	12
Total	56.8	57.2	(1)%

Gross Ton-Miles (Billions)
Total Gross Ton-Miles	105.3	104.5	1%
(Excludes locomotive gross ton-miles)

Safety and Service Measurements
FRA Personal Injury Frequency Index	0.78	0.79	1%
(Number of FRA-reportable injuries per 200,000 man-hours)
FRA Train Accident Rate	2.01	2.64	24%
(Number of FRA-reportable train accidents per million train miles)

On-Time Train Originations	89%	66%	35%
On-Time Destination Arrivals	77%	59%	31%

Dwell (Hours)	24.0	26.6	10%
Cars-On-Line	194,454	212,418	8%

Train Velocity (Miles per hour)	22.3	20.5	9%

Resources			Increase %
Route Miles	21,000	21,050	—%
Locomotives (Owned and long-term leased)	4,114	4,076	1%
Freight Cars (Owned and long-term leased)	68,635	67,979	1%

CSX Rail Network

Syracuse
Selkirk
Buffalo
Detroit
Chicago
Stanley
Walbridge
Cleveland
Willard
Greenwich
Cumberland
Curtis Bay
Locust Point
Avon
Columbus
Cincinnati
Russell
Evansville
Louisville
Richmond
Erwin
Rocky Mount
Nashville
Hamlet
Florence
Birmingham
Atlanta
Charleston
Montgomery
E. Savannah
Waycross
Mobile
Jacksonville
New Orleans
Tampa
Major Terminals
I-90 Corridor
I-95 Corridor
Southeastern Corridor
Coal Network
CSX Rail Network